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                                                                    Exhibit 23.1


                   REPORT AND CONSENT OF INDEPENDENT AUDITORS


The Board of Directors and Shareholders
Zebra Technologies Corporation:

Under date of February 24, 1999, we reported on the consolidated balance sheets of Zebra Technologies Corporation and Subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of earnings, comprehensive income, shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1998, as contained in the Company's Annual Report on Form 10-K for the year ended December 31, 1998. Our report is based in part on the report of other auditors. In connection with our audits of the aforementioned consolidated financial statements, we also audited the related financial statement schedule listed under Item 14. The financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statement schedule based on our audits.

In our opinion, based on our audits and the report of the other auditors, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

We consent to the incorporation by reference in the registration statements (Nos. 33-4706, 33-72774, 333-59733 and 333-63009) on Form S-8 of Zebra
Technologies Corporation of our reports relating to the consolidated balance sheets of Zebra Technologies Corporation and Subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of earnings, comprehensive income, shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1998, and related financial statement schedule, as contained herein. These consolidated financial statements and the related financial statement schedule and our reports thereon are included herein.


                                                  KPMG LLP
Chicago, Illinois
March 29, 1999



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